                                                                     EXHIBIT 4.6
                                                                [EXECUTION COPY]


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                          QUALITY CARE SOLUTIONS, INC.
                             (A NEVADA CORPORATION)

                              WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK


No. 1999-1


     THIS CERTIFIES THAT, for value received, Aztore Holdings, Inc. or registered assigns (hereinafter, the "Holder"), is entitled to purchase, subject to the conditions set forth below, at any time or from time to time during the Exercise Period (as defined below), 450,000 shares (the "Shares") of fully paid and nonassessable Common Stock, $0.01 par value (the "Common Stock"), of QUALITY CARE SOLUTIONS, INC., a Nevada corporation (the "Company"), or such other number of Shares as equals the aggregate amount of all "Advances" made by Holder to the Company pursuant to the terms of, and as defined in, that certain Convertible Note of even date herewith executed by the Company in favor of Holder, multiplied by 50%, at the per share purchase price (the "Warrant Price") set forth in subsection 1.1, subject to the further provisions of this Warrant. The term "Warrants" as used herein shall mean this Warrant and all instruments issued by the Company which are substantially identical to this Warrant (except for the name of the Holder and the number of securities purchasable by the Holder).


1. EXERCISE OF WARRANT

     The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

     1.1 WARRANT PRICE. The Warrant Price shall be One Dollar and 25/100 ($1.25) per Share, subject to adjustment as provided in Section 4, below.

     1.2 Method of Exercise. The Holder of this Warrant, may at any time prior to September 1, 2004, (the "Exercise Period"), exercise in whole or in part the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

          (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices;

          (b) the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Price for the number of Shares for which the purchase rights hereunder are being exercised; and

          (c) the delivery to the Company, if necessary, to assure compliance with federal and state securities laws, of an instrument executed by the Holder certifying that the Shares are being acquired for the sole account of the Holder and not with a view to any resale or distribution.

     1.3 Satisfaction with Requirements of Securities Act of 1933. Notwithstanding the provisions of subsection 1.2(c) and Section 7, each and every exercise of this Warrant is contingent upon the Company's satisfaction that the issuance of Common Stock upon the exercise is exempt from the requirements of the Securities Act and all applicable state securities laws. The Holder of this Warrant agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Warrant.

     1.4 Issuance of Shares and New Warrant. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the person exercising such rights. Such Holder shall also be issued at such time a new Warrant representing the number of Shares (if any) for which the purchase rights under this Warrant remain unexercised and continuing in force and effect.

2   TRANSFERS

     2.1 Restrictions on Transfers. Neither this Warrant nor the Shares of Common Stock may be disposed of, directly or indirectly, except in accordance with the provisions of the Securities Act and the provisions of any applicable state securities laws and the rules and regulations thereunder.

     2.2 Registered Holder. The Holder agrees that until such time as any permitted transfer of this Warrant is recorded on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner.

     2.3 Form of New Warrants. All Warrants issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provision to this Warrant, with the possible exception of the number of Shares purchasable thereunder.

3.   FRACTIONAL SHARES

     Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant. If a fractional Share shall result from adjustments in the number of Shares purchasable hereunder, the number of Shares purchasable hereunder shall, on an aggregate basis taking into account all adjustments hereunder, be rounded down to the next whole number.

4.   ANTIDILUTION PROVISIONS

     The provisions of this Section 4 shall apply in the event that any of the events described in this Section 4 shall occur with respect to the Common Stock of the Company at any time on or after the original issuance date of this Warrant.

     4.1 Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the Shares of Common Stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

     4.2 Reclassification, Exchange and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or other otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock which the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

     4.3 Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Company's Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The Company shall, within five business days after making such adjustment, give written notice (by first class mail, postage prepaid) to the registered Holder of this Warrant at the address of that Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and included as part of the notice required under other provisions of this Warrant.


     4.4 Common Stock Dividends; Distributions. In the event the Company should at any time prior to the expiration of this Warrant fix a record date for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Warrant Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of the Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

     4.5 Adjustments on Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4.4, then, in each such case for the purpose of this subsection 4.5, upon exercise of this Warrant the Holder hereof shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

     4.6  Adjustment Upon Dilutive Issuance.

               (a)  Issuances Below Warrant Price.  Except as provided in
Section 4.6(c) below, in the event the Company shall issue additional shares of Common Stock or securities or options convertible into shares of Common Stock without consideration or for a consideration per share of Common Stock (on an as-converted to Common Stock basis, if applicable) less than the effective Warrant Price in effect on the date of and immediately prior to such issuance, then, and in each such event, such Warrant Price shall be reduced concurrently with such issue to the Warrant Price determined as follows: (i) the number of shares of Common Stock outstanding immediately prior to the issuance that results in the adjustment,
(ii) shall be multiplied by such Warrant Price in effect immediately prior to such issuance, (iii) to the result of (ii) shall be added the actual consideration received for the additional shares of Common Stock, (iv) the resulting total shall be divided by the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance that results in the adjustment and (B) the number of additional shares of Common Stock resulting in the adjustment. If the quotient thus obtained is less than the Warrant Price then in effect, such quotient shall be the adjusted Warrant Price until further adjusted as provided herein.

               (b) Determination of Consideration. For purposes of Section 4.6(a) above, the consideration received by the Company for the issuance of any additional shares of Common Stock shall be computed as follows:

               (i) Such consideration shall:

               (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

               (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

               (C) in the event additional shares of Common Stock are issued together with other shares of securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in (A) and (B) above, as determined in good faith by the Board.

               (ii) For the purpose of computing the initial adjustment of the Warrant Price in the event the Company issues securities or options convertible into Common Stock, the consideration per share received by the Company for such securities or options shall be determined by dividing:

               (A) the total amount, if any, received or receivable by the Company as consideration for the issue of such securities or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise or the conversion or exchange of such securities or options, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

               (B) the maximum number of shares of Common Stock issuable upon the exercise of or the conversion or exchange of such options or securities.

Any commission, fees, costs or other expenses related to the issuance of any additional shares of Common Stock or securities or options convertible into shares of Common Stock shall be included in the consideration received by the Company.

               (c) Exceptions. The foregoing provisions of this Section 4.6 notwithstanding, no adjustment to the Warrant Price shall be made upon the issuance of (i) up to 4,500,000 shares of Common Stock or options therefor issued or reserved for issuance to employees, directors, consultants or advisors of the Company pursuant to stock purchase, stock option or other agreements approved by the Board since the Company's inception, (ii) any Common Stock or other securities or options issued or issuable with approval of Holder, (iii) the issuance of Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any Series D Preferred Stock that may be issued, (iv) Common Stock underlying other options or convertible securities as to which an adjustment to the Warrant Price has been made pursuant to Section 4.6(a) or (v) up to 585,844 shares of Common Stock issued upon exercise of warrants outstanding as of the date hereof.

               4.7 Certificate as to Adjustments. In the case of each adjustment or readjustment of the Warrant Price pursuant to this Section 4, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the Holder of this Warrant. The Company will, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a certificate setting forth:

                    (a)  Such adjustments and readjustments:

                    (b)  The purchase price at the time in effect; and

                    (c) The number of shares of Common Stock issuable upon exercise of the Warrant and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

               4.8 Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.   RIGHTS PRIOR TO EXERCISE OF WARRANT

     This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company's Board of Directors;

then in any one or more of said events the Company shall give notice in writing of such event to the Holder at his last address as it shall appear on the Company's records at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up. Each person in whose name any certificate for Shares is to be issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which this instrument was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

6.   REGISTRATION RIGHTS

     (a) If at any time (provided that Holder continues to hold this Warrant or any of the Shares) the Company shall determine to register any of its securities under the Securities Act in connection with a public offering solely for cash, whether such offering shall be for the benefit of one or more shareholders of the Company, the Company or any combination of the foregoing, the Company will:

          (i) promptly give to Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (ii) include in such registration (an "Incidental Registration"), and any related qualification under blue sky laws, and in any underwriting involved therein, all Shares acquired by Holder pursuant to the exercise of this Warrant (collectively, the "Registrable Securities") specified in a written request made by Holder within 30 days after receipt of such written notice from the Company, except as set forth in Section 6(b).

     (b) If the Incidental Registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder pursuant to the written notice given pursuant to Section 6(a)(i). In such event, the right of Holder to registration pursuant to this Section 6 shall be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein. Holder, together with the Company and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6, if the managing underwriter determines that marketing factors require a limitation of the number of shares or type of securities to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 30% of all shares to be included in such offering, provided that if other selling shareholders who are employees, officers, directors or other affiliates of the Company have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities to be included in such registration. The Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. In the event that the number of Holder's shares to be included in an Incidental Registration is limited by the managing underwriter as provided herein, such excluded shares shall remain subject to this Section 6 and may be included in subsequent Incidental Registration in accordance with the provisions hereof. If Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but the Holder shall continue to be bound by Section 6(c) hereof and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration statement, or such other period of time as the underwriters may require, but in no event shall such period exceed one hundred and eighty (180) days.

     (c) Holder shall furnish in writing to the Company such information regarding Holder and the distribution proposed by Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration or qualification referred to in this Section 6.

     (d) All Registration Expenses incurred in connection with any registration, qualification or compliance with this Section 6 (other than Selling Expenses, which shall be borne by Holder) shall be borne by the Company. As used herein, "Registration Expenses" shall mean all expenses, except Selling Expenses, incurred by the Company in complying with this Section 6, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel and accountants for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). As used herein "Selling Expenses" shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by Holder.

     (e) Notwithstanding any provision of this Section 6 to the contrary, Holder hereby acknowledges that the registration rights granted herein shall at all times be entirely inferior and subordinate to those granted pursuant to the Shareholder Rights Agreement dated as of May 29, 1998 by and among the Company and the holders of its capital stock and other securities identified therein. To the extent the provisions of this Agreement are not specifically in conflict with those of the Company's Shareholder Rights Agreement dated as of May 29, 1998 (the "Rights Agreement"), the registration procedures set forth in Section 5 of the Rights Agreement are incorporated herein by reference.

     (f) Subject to Section 6(e) above, Holder shall have the right to one demand registration in accordance with the terms and subject to the provisions of Section 5(a)(1) of the Rights Agreement.

7.   SUCCESSORS AND ASSIGNS

     The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holder thereof and their respective successors and permitted assigns.

8.   RESTRICTED SECURITIES

     In order to enable the Company to comply with the Securities Act and applicable state laws, the Company may require the Holder as a condition of the transfer or exercise of this Warrant, to give written assurance satisfactory to the Company that the Warrant, or in the case of an exercise hereof the Shares subject to this Warrant, are being acquired for his own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of this Warrant or the Shares issuable upon the due exercise of this Warrant shall not be made, unless and until:

                    (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                    (b) (i) The Holder has notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) the Holder has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act and applicable state law.

     The Holder acknowledges that this Warrant is, and each of the shares of Common Stock issuable upon the due exercise hereof will be, a restricted security, that he understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Common Stock will bear a legend substantially similar to the following:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. They may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the said Act or laws, or an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder."

9.   LOSS OR MUTILATION

     Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Common Stock.

10.  NOTICES

     All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the Holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for the purposes of this subsection by giving the other party written notice of the new address in the manner set forth above.

11.  GOVERNING LAW AND SUBMISSION TO JURISDICTION

     The rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal laws (and not the conflict of laws principles) of the State of Arizona. Any action or proceeding arising out of, relating to or concerning this Warrant, including, without limitation, any claim of breach of contract, shall be filed in the State and Federal courts located in Maricopa County, Arizona, which courts shall have exclusive jurisdiction over the parties hereto and be the exclusive venue for all such actions or proceedings.

     DATED: October 29, 1999.


                                             QUALITY CARE SOLUTIONS, INC.



                                             By:   /s/ Robert F. Theilmann
                                                _______________________________

                                             Title:  CFO
                                                   ____________________________



ATTEST:

/s/ illegible signature
___________________________
Secretary

                              SUBSCRIPTION
           (to be completed and executed upon exercise of Warrant)

QUALITY CARE SOLUTIONS, INC.
5030 East Sunrise Drive
Phoenix, Arizona 85044

Gentlemen:

The undersigned hereby irrevocably elects to purchase, pursuant to the provisions of the within Warrant held by the undersigned, ________ shares of Common Stock of Quality Care Solutions, Inc.

Payment of the purchase price per Share required under such Warrant accompanies this subscription.

The undersigned hereby represents and warrants that the undersigned is acquiring such stock for the account of the undersigned and not for resale or with a view to distribution of such Common Stock or any part hereof; that the undersigned is fully aware of the transfer restrictions affecting restricted securities under the pertinent securities laws and the undersigned understands that the shares purchased hereby are restricted securities and that the certificate or certificates evidencing the same will bear a legend to that effect.

DATED: ________________ , _____.


                                       Signature: __________________________

                                       Address: ____________________________

                                       _____________________________________